Exhibit 99.1

MathStar, Inc. 2008 Annual Meeting July 10, 2009

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements relate to future activities, events or developments. These statements may be identified with words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions. These statements are based on assumptions and assessments made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors members of management believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties that could cause the results anticipated in such forward-looking statements to differ materially from actual results. Some of these risks are described in our 2008 Annual Report on Form 10-K. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from such forward-looking statements. Except as required by law, we disclaim any duty to update any forward-looking statements. The amount of any future earnings that could be sheltered by net operating losses (NOLs) is not guaranteed since it depends on highly technical tax computations dependent on multiple values that may change over time.

MathStar Current Goal To identify a business opportunity that leverages MathStar’s assets with the goal of growing revenues and enhancing shareholder value Primary Assets About $1.40 per share cash Net Operating Loss that could shelter up to $10 per share in future earnings with sufficient net income Value of our FPOA Intellectual Property Value of our status as a public company

2008 Review Over the course of the year, we reviewed many business combination opportunities and did substantial work on a narrow range of possibilities, but we did not reach a satisfactory conclusion on any business combination that we would recommend to shareholders. In the final analysis, we rejected proposed business combination opportunities for a number of reasons, but primarily on the basis of valuation, excessive risk to upside, or excessive risk to our cash position.

Constraints We need to own 50+% of the merger candidate in order to have the opportunity to use the NOLs. We have relatively limited cash available for negotiation of a 50%+ ownership deal of a growing company. This is not to say that our objective is impossible, only that it is taking considerably more time than originally anticipated.

Semiconductor Opportunity We spent a great deal of time working on a possible merger with a promising semiconductor company, but the transaction also required debt financing and that form of financing “dried up” in the course of our work and we are no longer involved. The economic environment definitely impacted this opportunity

Current Evaluations At this time, we are considering two business opportunities, and we are in the process of doing deep due diligence on both of them. A possible merger with a private company that could proactively use a portion of MathStar’s cash A possible restart involving video encoding technology, which we could acquire and commercialize.

Possible Merger with Private Company Proposed target company is a software-assisted service business currently producing annual revenues over $10M

Considerations Company has good customer list and growing revenues Company’s technology has been recognized by industry experts Terms could result in MathStar owning over 50%, preserving the ability to use our NOLs May require cash and stock to execute merger transaction, reducing our cash position and nearly doubling the shares outstanding

Proposed Restart The plan would be to provide customers with highly competitive video encoding solutions based on proprietary breakthrough technology developed by a private company. We would plan to build a sustainable, profitable revenue stream derived from sales of software solutions, board-level solutions, and, eventually, chip solutions. The proprietary video encoding technology appears to be much more efficient than any existing encoding technology.

Considerations Leverages our knowledge of the video encoding market A restart of operations – not a merger with an operating company Significantly less market adoption risk than FPOA offering the potential for rapid market penetration Requires modest milestone based funding Preserves the opportunity to use MathStar’s NOLs. Less dilutive, we retain more of our cash Would involve re-staffing of MathStar Technology has not yet been commercialized

2009 Plan Goal is to have MathStar regain operating status this year We are optimistic we will recommend one of the opportunities currently under consideration, subject to our due diligence Shareholders will have the opportunity to vote if the Board recommends a business combination Board believes either of these opportunities can produce enhanced shareholder value Board continues to recommend that shareholders NOT tender their shares

MathStar Question and Answer Session